                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                              -----------------


                                   FORM 8-K


                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d)

                    of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):        August 24, 1999


                            Chart Industries, Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                   1-11442                    34-1712937
    ---------------              ------------             ------------------
    (State or other              (Commission              (I.R.S. Employer
    jurisdiction of              File Number)             Identification No.)
    incorporation)


          5885 Landerbrook Drive, Suite 150, Cleveland, Ohio    44124
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              (Address of principal executive offices)       (Zip Code)


       ------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


      Registrant's telephone number, including area code:    (440) 753-1490
                                                          --------------------

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Item 5.   OTHER EVENTS.

          On August 24, 1999, Chart Industries, Inc. (the "Company") entered into an amendment to its $300 million consolidated multi-currency credit and revolving loan facility. The amendment waives breaches of certain financial covenants as a result of the Company's second quarter performance; adjusts interest rates and revises on-going financial covenants; and suspends payment of the Company's quarterly cash dividend.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          10.1 Amendment No. 1, dated as of August 24, 1999, to the Credit Agreement, dated as of April 12, 1999, among the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders signatories thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders, and National City Bank, as Documentation Agent.

          99.1  Press release of the Company dated August 25, 1999.



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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CHART INDUSTRIES, INC.



Date:  August 31, 1999             By: /s/ Don A. Baines
                                      ---------------------------------------
                                        Don A. Baines
                                        Chief Financial Officer and Treasurer







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                                    EXHIBIT INDEX


     Exhibit             Description of Exhibit
     -------             ----------------------
     10.1           Amendment No. 1, dated as of August 24, 1999, to the Credit
                    Agreement, dated as of April 12, 1999, among the Company,
                    the Subsidiary Borrowers, the Subsidiary Guarantors, the
                    Lenders signatories thereto, The Chase Manhattan Bank, as
                    Administrative Agent for the Lenders, and National City
                    Bank, as Documentation Agent.

     99.1           Press release of the Company dated August 25, 1999.







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